Exhibit 4.4

Execution Version

DXC TECHNOLOGY COMPANY

(F.K.A. EVERETT SPINCO, INC.),

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

NINTH SUPPLEMENTAL INDENTURE

Dated as of September 9, 2021

to

INDENTURE

Dated as of March 27, 2017

This Ninth Supplemental Indenture, dated as of September 9, 2021 (this “Supplemental Indenture”), between DXC TECHNOLOGY COMPANY, a Nevada corporation (f.k.a. Everett SpinCo, Inc.) (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

Reconciliation and tie between Trust Indenture Act and the Indenture.

§ 310(a)	5.10
(b)	5.09
§ 311(a)	5.14
(b)	5.14
§ 312(a)	2.08
(b)	10.04
(c)	10.04
§ 313(a)	5.04
(b)	5.04
(c)	5.04
(d)	5.04
§ 314(a)	3.02
(b)	Not Applicable
(c)	10.05
(d)	Not Applicable
(e)	10.05
(f)	Not Applicable
§ 315(a)	5.01
(b)	4.12
(c)	5.01
(d)	5.05
(e)	10.04
§ 316(a)	7.02, 7.07
(b)	7.02
(c)	6.02
§ 317(a)	4.03
(b)	5.03
§ 318(a)	7.07

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

RECITALS

WHEREAS, the Company and the Trustee executed and delivered an indenture, dated as of March 27, 2017 (the “Base Indenture” and, together with this Supplemental Indenture, including the provisions of the Trust Indenture Act that are automatically deemed to be a part of this Indenture by operation of the Trust Indenture Act, and as it may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”), to provide for the issuance by the Company from time to time of debentures, notes or other debt instruments evidencing its indebtedness.

WHEREAS, the Company has authorized the issuance of (i) 1.800% Senior Notes due 2026 (the “2026 Notes”) and (ii) 2.375% Senior Notes due 2028 (the “2028 Notes” and, together with the 2026 Notes, the “Notes”).

WHEREAS, the Company desires to enter into this Supplemental Indenture to establish the forms and terms of the Notes in accordance with Section 2.03 of the Base Indenture and to add covenants to and remove covenants from the Base Indenture with respect to the Notes.

WHEREAS, all things necessary to make this Supplemental Indenture a valid and legally binding agreement according to its terms have been done.

WHEREAS, the Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE 1

TERMS OF THE NOTES

Section 1.01.    Terms of the Notes. The following terms relate to the Notes:

(a)    The Notes shall constitute two separate series of Securities issued under the Base Indenture to be designated (i) “1.800% Senior Notes due 2026” and (ii) “2.375% Senior Notes due 2028,” respectively.

(b)    There are to be authenticated and delivered (i) $700,000,000 aggregate principal amount of the 2026 Notes and (ii) $650,000,000 aggregate principal amount of the 2028 Notes.

(c)    The Company may from time to time, without the consent of the Holders of the applicable series of Notes, issue Additional Notes having the same ranking and the same interest rate, maturity and other terms (except for the issue date and, in some cases, the public offering price and the first Interest Payment Date) as the Initial Notes of such series. The aggregate principal amount of the Additional Notes of each series shall be unlimited.

(d)    Any Additional Notes and the Initial Notes of such series shall constitute a single series under the Indenture and all references to the Notes shall include the Initial Notes and any Additional Notes, unless the context otherwise requires; provided that if any such Additional Notes are not fungible with the previously issued Notes of such series for U.S. federal income tax purposes, such Additional Notes will be issued with a different CUSIP number as the previously issued Notes of such series.

(e)    The entire outstanding principal of (i) the 2026 Notes shall be payable on September 15, 2026 and (ii) the 2028 Notes shall be payable on September 15, 2028. The rate at which the Notes shall bear interest shall be, (i) in the case of the 2026 Notes, 1.800% per year and, (ii) in the case of the 2028 Notes, 2.375% per year. The date from which interest shall accrue on the Notes shall be September 9, 2021, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the Notes shall be March 15 and September 15 of each year, beginning March 15, 2022.

(f)    Interest shall be payable on each Interest Payment Date to the Holders of record of the Notes at the close of business on the day that is 15 calendar days prior to such Interest Payment Date (each, a “regular record date”). Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(g)    The Notes that are issued in a registered offering pursuant to the Securities Act of 1933, as amended, shall, (i) in the case of the 2026 Notes, be substantially in the form attached hereto as Exhibit A and, (ii) in the case of the 2028 Notes, be substantially in the form attached hereto as Exhibit B, in each case, the terms of which are herein incorporated by reference. Such Global Notes shall be deposited with the Depositary or its nominee, for credit to an account of an Agent Member, and shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as hereinafter provided.

(h)    The Depositary for the Global Notes shall be The Depository Trust Company, or its successors (the “Depositary”).

(i)    Each Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the applicable legends set forth in Exhibit A (in the case of the 2026 Notes) or Exhibit B (in the case of the 2028 Notes) (collectively, the “Note Legends”) on the face thereof until the Note Legends are removed or not required.

(j)    The Notes shall be denominated in Dollars and shall be issuable in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(k)    The Notes may be redeemed by the Company prior to the applicable maturity date, as provided in Section 1.05.

(l)    The Notes will not have the benefit of any sinking fund.

(m)    Except as provided herein, the Holders of the Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(n)    The Notes will be direct, unconditional, senior unsecured and unsubordinated obligations of the Company, and will rank equal in right of payment to all of the Company’s other existing and future senior unsecured indebtedness and among themselves, and senior in right of payment to any subordinated indebtedness the Company may incur.

(o)    The Notes are not convertible into shares of common stock or other securities of the Company.

(p)    The restrictive covenants set forth in Section 1.07 shall be applicable to the Notes.

Section 1.02.    Additional Defined Terms. As used herein, the following defined terms shall have the following meanings with respect to the Notes only:

“2026 Notes” has the meaning set forth in the recitals hereto.

“2028 Notes” has the meaning set forth in the recitals hereto.

“Additional Notes” means any additional Notes of a particular series issued under the Indenture as part of such series of Notes.

“Agent Members” has the meaning set forth in Section 1.09(b).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

“Attributable Debt” means, with respect to any sale and lease-back transaction, the present value of the minimum rental payments called for during the term of the lease (including any period for which such lease has been extended), determined in accordance with GAAP, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

“Base Indenture” has the meaning set forth in the recitals hereto.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to remain closed.

“Capital Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

“Change of Control” means the occurrence of any of the following:

(1)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a single transaction or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than to the Company or one of its Subsidiaries);

(2)    the consummation of any transaction (including, without limitation, any merger or consolidation) as a result of which any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50.0% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(3)    the Company consolidates with, or merges with or into any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or

(4)    the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) (A) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (B) the direct or indirect holders of the Company’s Voting Stock immediately prior to that transaction are the holders of more than 50.0% of the Voting Stock of such holding company, or (ii) the Company consolidates with, or merges with or into, any person that results in the surviving person remaining a public company.

“Change of Control Offer” has the meaning set forth in Section 1.07(d).

“Change of Control Payment” has the meaning set forth in Section 1.07(d).

“Change of Control Payment Date” has the meaning set forth in Section 1.07(d).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearstream” means Clearstream Banking, société anonyme, or its successors.

“Company” means the Person named as the “Company” in the preamble hereto until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity most comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with comparable maturity to the remaining term of such Notes (assuming for this purpose that the Notes mature on the applicable Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of the Company’s assets and the assets of the Company’s Subsidiaries (in each case, less applicable reserves and other properly deductible items) after deducting from such amount:

(1)    all current liabilities other than (A) notes and loans payable, (B) current maturities of long-term debt and (C) current maturities of Capital Lease Obligations, and

(2)    intangible assets, to the extent included in such aggregate assets, all as set forth on the Company’s then most recent consolidated balance sheet and computed in accordance with GAAP.

“Definitive Security” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.01 of the Base Indenture.

“Depositary” has the meaning set forth in Section 1.01(h).

“Euroclear” means Euroclear Bank SA/NV, or its successors.

“Event of Default” has the meaning set forth in Section 1.08.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings, Inc., and its successors.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of this Indenture.

“Global Note” means, individually and collectively, each of the Notes in global form issued to the Depositary or its nominee.

“Indebtedness” means, with respect to any Person, and without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or obligations under capital leases, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person in accordance with GAAP (but does not include contingent liabilities which appear only in a footnote to a balance sheet); provided that Indebtedness shall exclude (A) Indebtedness that is required to be converted at, or prior to, maturity into equity securities of the Company, and (B) advances and overdrafts in respect of cash pooling and multi-currency notional pooling programs.

“Independent Investment Banker” means an independent investment institution of national standing, which may be one of the Reference Treasury Dealers or their respective affiliates, selected by the Company.

“Initial Notes” means (i) with respect to the 2026 Notes, the first $700,000,000 aggregate principal amount of the 2026 Notes and (ii) with respect to the 2028 Notes, the first $650,000,000 aggregate principal amount of the 2028 Notes, in each case, issued under the Indenture on the date hereof.

“Interest Payment Date” means the stated due date of an installment of interest on the Notes of each series.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s; BBB- (or the equivalent) by S&P; and BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any additional rating agency or Rating Agencies selected by the Company.

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Make-Whole Redemption Price” has the meaning set forth in Section 1.05(a).

“Note Legends” has the meaning set forth in Section 1.01(i).

“Notes” has the meaning set forth in the recitals hereto. For purposes of the Indenture, all references to the notes to be issued or authenticated upon transfer or replacement of or in exchange for Notes shall be deemed to refer to Notes. In addition, unless the context otherwise requires, all references to the “Notes” shall include the Initial Notes and any Additional Notes.

“Par Call Date” means (i) with respect to the 2026 Notes, August 15, 2026, and (ii) with respect to the 2028 Notes, July 15, 2028.

“Par Call Redemption Price” has the meaning set forth in Section 1.05(a).

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate any series of Notes or fails to make a rating of any series of Notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

“Rating Event” means, with respect to any series of Notes, the rating on such Notes is lowered by at least two of the three Rating Agencies and such Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period will be extended so long as the rating of such Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the earlier of the date of the first public occurrence of a Change of Control or the date of public notice of an agreement that, if consummated, would result in a Change of Control and ending 60 days following consummation of such Change of Control.

“Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” has the meaning set forth in Section 1.05(a).

“Reference Treasury Dealer” means (i) BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC and their respective successors; provided, however, that if any of the foregoing ceases to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer at any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“regular record date” has the meaning set forth in Section 1.01(f).

“Restricted Subsidiary” means any Subsidiary (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States, or (b) which holds more than 5.0% of the Company’s Consolidated Net Tangible Assets; except for any Subsidiary primarily engaged in financing receivables or in the finance business.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Subsidiary” of any specified Person means any corporation, association or other business entity of which more than 50.0% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Supplemental Indenture” has the meaning set forth in the preamble hereto.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trustee” has the meaning set forth in the preamble hereto.

“United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof).

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

Section 1.03.    Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the Trust Indenture Act, that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the Trust Indenture Act required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means the Indenture;

“indenture Trustee” or “institutional Trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any other obligor on the Notes.

All other terms used in this Indenture that are defined in the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by any Securities and Exchange Commission rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04.    Payment, Transfer and Exchange.

(a)    Registration of Transfer and Exchange. To permit registrations of transfers and exchanges, the Company shall execute a new Note or Notes of the same series as the Note presented for a like aggregate principal amount and in authorized denominations and the Trustee shall authenticate and deliver such Note or Notes upon receipt of an Issuer Order for the authentication and delivery of such Notes.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange. Prior to such due presentment for the registration of a transfer of any Note, the Trustee, the Company, any paying agent and the Registrar may deem and treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, the Company, the paying agent or the Registrar shall be affected by notice to the contrary.

All certifications, certificates and opinions of counsel which may be required to be submitted to the Trustee to effect a registration of transfer or exchange may be submitted by e-mail or facsimile, to be followed by originals.

(b)    Payment. The principal and interest on Notes represented by Global Securities will be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Securities represented thereby.

(c)    Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in any Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in a Global Note.

Section 1.05.    (a) Optional Redemption. The provisions of Article 11 of the Base Indenture, as amended by the provisions of this Supplemental Indenture, shall apply to the Notes. Prior to the applicable Par Call Date, the Notes are redeemable, in whole or in part, at the Company’s option, at any time and from time to time, at a redemption price (the “Make-Whole Redemption Price”) equal to the greater of:

(i)    100.0% of the principal amount of such Notes to be redeemed; and

(ii)    as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (calculated as if the maturity date of the Notes is the applicable Par Call Date), exclusive of interest accrued and unpaid as of the Redemption Date, discounted to the Redemption Date on a semi-annual basis at the Treasury Rate plus 15 basis points, in the case of the 2026 Notes, or 20 basis points, in the case of the 2028 Notes, plus, in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the applicable Par Call Date, the Notes will be redeemable, in whole or in part at any time and from time to time, at a redemption price (the “Par Call Redemption Price” and, together with the Make-Whole Redemption Price, each a “Redemption Price”) equal to 100.0% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(b)    Unless the Company defaults in payment of the Redemption Price, on and after any Redemption Date for the Notes to be redeemed, interest shall cease to accrue on such Notes or portions thereof called for redemption.

(c)    Notice of any redemption with respect to the Notes shall be given in the manner provided for in Section 11.02 of the Base Indenture on at least 10 days’ but not more than 90 days’ prior notice to the Redemption Date, to each Holder of Notes to be redeemed, except that redemption notices may be delivered more than 90 days prior to a Redemption Date if such notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

(d)    At any time, the Company may repurchase Notes in the open market and may hold such Notes or surrender such Notes to the Trustee for cancellation pursuant to Section 2.10 of the Base Indenture.

(e)    For the avoidance of doubt, the Trustee shall not be required to calculate the Redemption Price or the Treasury Rate.

Section 1.06.    Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 1.07.    Additional Covenants. The following additional covenants shall apply with respect to the Notes so long as any of the Notes remain outstanding:

(a)    Limitation on Liens. Other than as provided in Section 1.07(c) below, neither the Company nor any of its Restricted Subsidiaries may create, incur, assume or suffer to exist any Lien upon any of the Company’s property, to secure any Indebtedness of the Issuer or a Restricted Subsidiary, except for:

(i)    Liens existing on the date hereof and any extension, renewal or replacement (or successive extensions, renewals or replacements) of any such Lien; provided that no such extension, renewal or replacement will extend to or cover any property other than the property covered by such existing Lien;

(ii)    Liens on property existing at the time the Company or any of its Restricted Subsidiaries acquires such property; provided that such Liens:

(A)    are not incurred in connection with, or in contemplation of the acquisition of the property acquired; and

(B)    do not extend to or cover any of the Company’s property or any of its Restricted Subsidiaries’ property other than the property so acquired;

(iii)    Liens on any property of a corporation or other entity existing at the time such corporation or entity becomes the Company’s Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation or entity as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; provided that such Liens:

(A)    are not incurred in connection with or in contemplation of such corporation or entity becoming a Restricted Subsidiary or merging or consolidating with the Company or a Restricted Subsidiary or are not incurred in connection with or in contemplation of the sale, lease or other disposition of the properties of such corporation or other entity; and

(B)    do not extend to or cover any of the Company’s property or any of its Restricted Subsidiaries’ property other than the property of such corporation or other entity;

(iv)    purchase money Liens upon or in any real or personal property (including fixtures and other equipment) that the Company or any of its Restricted Subsidiaries hold or have acquired to secure the purchase price of such property or to secure Indebtedness incurred solely to finance or refinance the acquisition or improvement of such property and incurred within 270 days after completion of such acquisition or improvement;

(v)    Liens to secure Indebtedness owing to the Company or to a Restricted Subsidiary;

(vi)    Liens for taxes, assessments or other governmental charges not yet due or payable or not overdue for a period of more than 60 days or that are being contested by the Company or a Restricted Subsidiary, and for which the Company maintains adequate reserves in accordance with GAAP, and attachment, judgment and other similar Liens arising in connection with legal proceedings; provided that any such judgment does not constitute an Event of Default;

(vii)    Liens in favor of the United States to secure amounts paid to the Company or any of its Restricted Subsidiaries as advance or progress payments under government contracts entered into by it so long as such Liens cover only (x) special bank accounts into which only such advance or progress payments are deposited and (y) supplies covered by such government contracts and material and other property acquired for or allocated to the performance of such government contracts;

(viii)    Liens incurred in connection with an asset acquisition or a project financed with a non-recourse obligation;

(ix)    Liens in favor of suppliers, producers, operators, workmen, materialmen, mechanics, workmen or repairmen, landlord’s Liens for rent or other similar Liens arising, in each case, in the ordinary course of business in respect of obligations which are not overdue or which are being contested by the Company or any Restricted Subsidiary in good faith and by appropriate proceedings;

(x)    Liens consisting of zoning restrictions, licenses, easements, covenants, rights-of-way, utility easements, building restrictions and similar encumbrances and restrictions on the use of real property and minor irregularities that do not materially impair the use of the real property;

(xi)    Liens arising under leases or subleases of real or personal property that do not, individually or in the aggregate, materially detract from the value of such real or personal property or materially interfere with the ordinary conduct of the business conducted at such real property or with respect to such personal property;

(xii)    Liens arising under licenses or sublicenses of intellectual property granted in the ordinary course of business;

(xiii)    Liens arising by reason of deposits with, or giving any form of security to, any governmental agency or any body created or approved by law or government regulation;

(xiv)    Liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or any of its Restricted Subsidiaries is in good faith prosecuting an appeal or proceedings for review for which the time to make an appeal has not yet expired, and Liens relating to final unappealable judgments that are satisfied within 60 days of the date of judgment or Liens incurred by the Company or any Restricted Subsidiary for the purposes of obtaining a stay or discharge in the course of any litigation proceeding to which the Company or any of its Restricted Subsidiaries is a party;

(xv)    Liens on deposits securing obligations under cash pooling and multi- currency notional pooling programs;

(xvi)    Liens relating to hedging and similar arrangements entered into in the ordinary course of business, including without limitation interest rate or foreign currency hedging arrangements;

(xvii)    Liens incurred or deposits made by the Company or its Restricted Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits, taxes, assessments, statutory obligations or other similar charges, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds or other similar obligations (exclusive of obligations for the payment of borrowed money);

(xviii)    Liens on account receivables or related assets resulting from the sale of such account receivables or such related assets, or Liens arising in connection with or related to any securitization financings, factoring arrangements or assignments thereof that may be entered into by the Company or any Restricted Subsidiary;

(xix)    Liens, pledges or deposits made in the ordinary course of banking arrangements in connection with any netting or set-off arrangements for the purpose of netting debit and credit balances;

(xx)    Liens on property incurred in sale and lease-back transactions permitted under Section 1.07(b); and

(xxi)    Liens constituting any extension, renewal or replacement of any Liens in provisions (i) to (xx) above to the extent the principal amount of the Indebtedness secured by such Lien is not increased (except to the extent of any premiums, fees or other costs associated with any such extension, renewal or replacement) and the property encumbered by any such Lien is the same as or substantially similar in nature to the property encumbered by the Lien being extended, renewed or replaced.

Notwithstanding the foregoing, the Company or any of its Restricted Subsidiaries may create, incur, assume or suffer to exist Indebtedness secured by Liens not otherwise permitted by this Section 1.07(a) if the Company first makes effective provisions whereby the Notes (together with any other Indebtedness of the Company then existing or thereafter created ranking equally with such Notes and similarly entitled to be equally and ratably secured) shall be secured equally and ratably with such Indebtedness for so long as such Indebtedness shall so be secured.

(b)    Limitation on Sale and Lease-back Transactions. Other than as provided in Section 1.07(c) below, neither the Company nor any of its Restricted Subsidiaries may enter into any sale and lease-back transaction with a term longer than three years, unless:

(i)    such transaction was entered into prior to the date hereof;

(ii)    such transaction was for the sale and leasing back to the Company of any property by one of its Restricted Subsidiaries;

(iii)    the Company would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to the Attributable Debt with respect to such sale and lease-back transaction without equally and ratably securing the notes pursuant to Section 1.07(a) above; or

(iv)    the Company applies an amount equal to the fair value of the property sold to the purchase of property or to the retirement of its long-term Indebtedness (including the Notes) within 365 days of the effective date of any such sale and lease-back transaction.

(c)    Permitted Liens and Permitted Sale and Lease-back Transactions. Notwithstanding the restrictions set forth under Section 1.07(a) and Section 1.07(b), the Company or any of its Restricted Subsidiaries may create, incur, assume or suffer to exist any Lien or enter into any sale and lease-back transaction not otherwise permitted pursuant to Section 1.07(a) or Section 1.07(b); provided that, at the time of such event, and after giving effect to that event, the aggregate amount of all Indebtedness secured by Liens permitted by this Section 1.07(c) (excluding the Liens permitted pursuant to Section 1.07(a)) and the aggregate amount of all Attributable Debt in respect of sale and lease-back transactions permitted by this Section 1.07(c) (excluding sale and lease-back transactions permitted under Section 1.07(b)) measured, in each case, at the time any such Lien is incurred or any such sale and lease-back transaction is entered into, by the Company or any Restricted Subsidiary does not exceed 20.0% of the Company’s Consolidated Net Tangible Assets.

(d)    Purchase of Notes upon a Change of Control Triggering Event. (i) If a Change of Control Triggering Event occurs with respect to a series of Notes, unless the Company has exercised its option to redeem such Notes as described in Section 1.05 hereof, the Company will make an offer (a “Change of Control Offer”) to each Holder of such Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price, payable in cash, equal to 101.0% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, on the Notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be sent to Holders of the Notes, with a copy to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 10 days and no later than 90 days from the date such notice is delivered (the “Change of Control Payment

Date”). The notice will, if delivered prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date and shall state the following:

(A)    that the Change of Control Offer is being made pursuant to this Section 1.07(d) and that all Notes tendered will be accepted for payment;

(B)    the purchase price and the purchase date, which shall be no earlier than 10 days and no later than 90 days from the date such notice is mailed;

(C)    that any Note not tendered will continue to accrue interest;

(D)    that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(E)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(F)    that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(G)    that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 1.07(d), the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1.07(d) by virtue of such compliance.

(ii)    On the Change of Control Payment Date, the Company will, to the extent lawful:

(A)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(B)    deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(C)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The paying agent will promptly deliver (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(iii)    Notwithstanding anything to the contrary in this Section 1.07(d), the Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if (a) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 1.07(d) and the third party repurchases all Notes properly tendered and not withdrawn under its offer, or (b) notice of redemption has been given pursuant to Section 1.05 hereof, unless and until there is a default in payment of the applicable Redemption Price.

Section 1.08.    Defaults and Remedies. (a) Events of Default. This Section 1.08(a) shall replace Section 4.01 of the Base Indenture with respect to the Notes only.

Each of the following is an “Event of Default” with respect to a series of Notes:

(i)    default in the payment of interest on such Notes when due, and such default has continued for a period of 90 days or more and the time for such payment is due has not been extended or deferred;

(ii)    default in the payment (at maturity, upon redemption or otherwise) of the principal of such Notes when due;

(iii)    failure by the Company for 90 days after notice to the Company by the Trustee or the Holders of at least 25.0% in aggregate principal amount of such Notes then Outstanding to perform or observe any of the other covenants or agreements in this Indenture applicable to such series (other than defaults specified in clauses (i) or (ii) above);

(iv)    any of the Company’s Indebtedness in the aggregate outstanding principal amount of $250 million or more either:

(A)    becomes due and payable prior to the due date for payment of such Indebtedness by reason of acceleration of such Indebtedness following a default by the Company; or

(B)    is not repaid at, and remains unpaid after, maturity as extended by any applicable period of grace or any guarantee given by the Company in respect of Indebtedness of any other Person in the aggregate outstanding principal amount of $250 million or more is not honored when, and remains dishonored after, becoming due;

(v)    the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a custodian of it or for all or substantially all of its property or (D) makes a general assignment for the benefit of its creditors; or

(vi)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a custodian of the Company for all or substantially all of the Company’s properties, or (C) orders the liquidation of the Company, and, in any of the above cases, the order or decree remains unstayed and in effect for 90 days.

(b)    Acceleration of Maturity. In the case of an Event of Default specified in clause (v) or (vi) of Section 1.08(a), all outstanding Notes of the applicable series will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25.0% in aggregate principal amount of the then Outstanding Notes of such series may declare all such Notes to be due and payable immediately by notice in writing to the Company (and to the Trustee if written notice is given by such Holders). Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then Outstanding Notes of a particular series by written notice to the Trustee may, on behalf of all of the Holders of such series, rescind an acceleration and its consequences with respect to such Notes, if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such Notes (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 1.09.    Book-Entry Provisions for Global Notes. (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, in each case for credit to the account of an Agent Member, and (ii) be delivered to the Depositary. None of the Company, any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(b)    Members of, or participants and account holders in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or its custodian, or under such Global Notes. The Depositary or its nominee, as the case may be, may be treated by the Company, any other obligor upon the Notes, the Trustee and any agent of any of them as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, any other obligor upon the Notes, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(c)    Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but, subject to the immediately succeeding sentence, not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may not be transferred or exchanged for physical Notes unless (i) the Company has consented thereto in writing, or such transfer or exchange is made pursuant to the next sentence, and (ii) such transfer or exchange is in accordance with the Applicable Procedures. Subject to the limitation on issuance of physical Notes, physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the relevant Global Note, if (i) the Depositary notifies the Company at any time that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed within 90 days; or (ii) the Company, at its option, notifies the Trustee that it elects to cause the issuance of physical Notes.

(d)    The transfer and exchange of a Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 1.10) and the Applicable Procedures therefor of the Depositary. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in a different Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s Applicable Procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the relevant Global Note. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in such Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

Section 1.10.    Satisfaction and Discharge of Indenture. This Section 1.10 shall replace Section 9.01(a) of the Base Indenture with respect to the Notes only.

(a)    either (i) all the Notes of such series that have been authenticated and delivered have been cancelled or delivered to the Trustee for cancellation (other than any Notes of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09 of the Base Indenture); or (ii) all the Notes of such series issued that have not been cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable at their final maturity within one year, or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name and at the Company’s expense, and the Company shall have irrevocably deposited or caused to be deposited with the Trustee sufficient funds to pay and discharge the entire indebtedness on the applicable Notes to pay principal, interest, if any, and any premium, which for purposes of this provision shall be calculated without applying any “present value discount” and using a Treasury Rate of no less than zero.

Section 1.11.    Successors. Upon any consolidation or merger, or any sale, transfer, lease, conveyance or other disposition of the assets of the Company substantially as an entirety in a transaction that is subject to, and that complies with the provisions of, Article 8 of the Base Indenture, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, lease, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, transfer, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, this Section 1.11.

ARTICLE 2

MISCELLANEOUS

Section 2.01.    Definitions. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

Section 2.02.    Confirmation of Indenture. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.03.    Governing Law. THIS INDENTURE AND THE NOTES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 2.04.    Severability. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.05.    Counterparts. This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 2.06.    No Benefit. Nothing in this Supplemental Indenture, express or implied, shall give to any person other than the parties hereto and their successors or assigns, and the Holders of the Notes, any benefit or legal or equitable rights, remedy or claim under this Supplemental Indenture or the Base Indenture.

Section 2.07.    Trustee. The Trustee makes no representations or warranties as to the validity or sufficiency of this Supplemental Indenture.

Section 2.08.    Electronic Signatures. The Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction (each, a “Notice”), received pursuant to this Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date set forth above.

DXC TECHNOLOGY COMPANY

By:	/s/ Kenneth P. Sharp
	Name:	Kenneth P. Sharp
	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Ceyhun Cetin
	Name:	Ceyhun Cetin
	Title:	Vice President and Treasurer

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Elizabeth A. Boyd
Name: Elizabeth A. Boyd
Title: Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL NOTE

[Global Notes Legend]

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FORM OF 1.800% SENIOR NOTES DUE 2026

No. [ ]	$[ ]

CUSIP No. 23355L AL0

DXC TECHNOLOGY COMPANY

DXC TECHNOLOGY COMPANY (F.K.A. EVERETT SPINCO, INC.), a Nevada corporation (the “Company”), promises to pay to [Cede & Co.]1 or registered assigns the principal sum of [                    ] Dollars ($[        ]) [(subject to the decreases and increases in principal amount set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto)]2 on September 15, 2026.

Interest Payment Dates: March 15 and September 15 (the “Interest Payment Dates”), commencing March 15, 2022.

Record Dates: 15 calendar days prior to each Interest Payment Date (the “Record Dates”).

Each holder of this Note (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Note hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been manually signed by or on behalf of the Trustee. The provisions of this Note are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

[1]	Insert for Global Notes only.
[2]	Insert for Global Notes only.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in accordance with the Indenture.

Date: [            ], [        ]

DXC TECHNOLOGY COMPANY

By:
	Name:	Kenneth P. Sharp
	Title:	Executive Vice President and Chief Financial Officer

By:
	Name:	Ceyhun Cetin
	Title:	Vice President and Treasurer

CERTIFICATE OF AUTHENTICATION

This is one of the 1.800% Senior Notes due 2026 issued by DXC Technology Company of the series designated therein referred to in the within-mentioned Indenture.

Date: [            ], [        ]

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:
Name: Elizabeth A. Boyd
Title: Vice President

DXC Technology Company

1.800% Senior Notes due 2026

This note is one of a duly authorized series of debt securities of DXC Technology Company (f.k.a. Everett SpinCo, Inc.), a Nevada corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an indenture for the Company’s debentures, notes or other debt instruments evidencing its Indebtedness, dated as of March 27, 2017 (the “Base Indenture”), duly executed and delivered by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Ninth Supplemental Indenture, dated as of September 9, 2021 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This note is one of the series designated on the face hereof (individually, a “Note,” and collectively, the “Notes”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the Holders of the Notes (the “Holders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Supplemental Indenture, as applicable.

1.    Interest. The rate at which the Notes shall bear interest shall be 1.800% per year. [The date from which interest shall accrue on the Notes shall be September 9, 2021 or the most recent Interest Payment Date to which interest has been paid or provided for.]3 [Interest on this Note will accrue (or will be deemed to have accrued) from the most recent date to which interest on this Note or any of its predecessor Notes has been paid or duly provided for or, if no such interest has been paid, from             ,         .]4 The Interest Payment Dates for the Notes shall be March 15 and September 15 of each year, beginning March 15, 2022. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the 15th calendar day prior to each Interest Payment Date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

2.    Method of Payment. The Company will pay interest on the Notes (except defaulted interest), if any, to the persons in whose name such Notes are registered at the close of business on the regular record date referred to on the facing page of this Note for such interest installment. In the event that the Notes or a portion thereof are called for redemption and the Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Notes will be paid upon presentation and surrender of such Notes as provided in the Indenture. The principal of and the interest on the Notes shall be payable in Dollars at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3.    Paying Agent and Registrar. Initially, the Trustee will act as paying agent and Registrar. The Company may change or appoint any paying agent or Registrar without notice to any Holder.

[3]	Include for Initial Notes only.
[4]	Include for Additional Notes only.

4.    Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“Trust Indenture Act”) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The Notes are senior unsecured obligations of the Company and constitute the series designated on the face hereof as the “1.800% Senior Notes due 2026”, initially limited to $700,000,000 in aggregate principal amount. The Company will furnish to any Holders upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture. Requests may be made to: DXC Technology Company, 1775 Tysons Boulevard, Tysons, Virginia 22102, Attention: General Counsel.

5.    Redemption. The Notes shall be redeemable, in whole or in part, at the Company’s option, at any time and from time to time, as provided in Section 1.05 of the Supplemental Indenture. Unless the Company defaults in payment of the Redemption Price, on and after any Redemption Date for the Notes, interest shall cease to accrue on the Notes or portions thereof called for redemption.

6.    Mandatory Redemption or Sinking Fund. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.    Change of Control Triggering Event. If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company has redeemed such Notes as described in Section 1.05 of the Supplemental Indenture, the Company will make an offer to each Holder of such Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price, payable in cash, equal to 101.0% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, on the Notes repurchased to, but excluding, the date of repurchase. Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be sent to Holders of the Notes, with a copy to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 10 days and no later than 90 days from the date such notice is mailed, in accordance with Section 1.07(d) of the Supplemental Indenture.

8.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in Section 1.04 and Section 1.09 of the Supplemental Indenture and Section 2.08 and Section 2.09 of the Base Indenture. The Notes may be presented for exchange or for registration of transfer at the office of the Company or its agency designated by the Company for such purpose.

9.    Persons Deemed Owners. The person in whose name this Note is registered may be treated as its owner for all purposes.

10.    Repayment to the Company. The Trustee and the paying agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.    Amendments, Supplements and Waivers. Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture and the Notes with the written consent (including consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the then outstanding Notes, and compliance with any provision of the Indenture and the Notes may be waived with the written consent (including consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the then outstanding Notes. The Company and the Trustee may amend or supplement the Indenture and the Notes without notice to or consent of any Holder as provided in the Indenture, including, without limitation, to maintain the qualification of the Indenture under the Trust Indenture Act or to cure any ambiguity, defect or inconsistency or make any change that would not adversely affect the legal rights under the Indenture of any Holder in any material respect.

12.    Defaults and Remedies. If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default in Section 1.08(a)(v) or Section 1.08(a)(vi) of the Supplemental Indenture), then in every such case the Trustee or the Holders of not less than 25.0% in principal amount of the Outstanding Notes may declare the principal amount of and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon such declaration such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 1.08(a)(v) or Section 1.08(a)(vi) of the Supplemental Indenture shall occur, the principal of and accrued and unpaid interest, if any, on all Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Outstanding Notes. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders unless such Holders shall have offered the Trustee security or indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes.

13.    Trustee May Hold Securities. The Trustee, subject to certain limitations imposed by the Trust Indenture Act, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent or Registrar.

14.    No Recourse Against Others. A director, officer, employee or stockholder (past or present), as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15.    Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

16.    Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication attached to the other side of this Note.

17.    Trust Indenture Act Controls. This Indenture incorporates and is governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act, the imposed duties shall control.

18.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.    Governing Law. THE INDENTURE AND THIS NOTE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                              agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your
Signature:
(Sign exactly as your name appears on the face of this Note)

Signature
Guarantee:	(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee))

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1.07(d) of the Supplemental Indenture, check the box:

☐	1.07(d) Change of Control Triggering Event

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1.07(d) of the Supplemental Indenture, state the amount: $[        ].

Date:

Your
Signature:
(Sign exactly as your name appears on the other side of this Note)

Tax I.D. Number

Signature
Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee))

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Security, or exchanges of a part of another Global Note or Definitive Security for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or custodian

EXHIBIT B

FORM OF GLOBAL NOTE

[Global Notes Legend]

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FORM OF 2.375% SENIOR NOTES DUE 2028

No. [ ]	$[ ]

CUSIP No. 23355L AM8

DXC TECHNOLOGY COMPANY

DXC TECHNOLOGY COMPANY (F.K.A. EVERETT SPINCO, INC.), a Nevada corporation (the “Company”), promises to pay to [Cede & Co.]5 or registered assigns the principal sum of [                    ] Dollars ($[        ]) [(subject to the decreases and increases in principal amount set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto)]6 on September 15, 2028.

Interest Payment Dates: March 15 and September 15 (the “Interest Payment Dates”), commencing March 15, 2022.

Record Dates: 15 calendar days prior to each Interest Payment Date (the “Record Dates”).

Each holder of this Note (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Note hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been manually signed by or on behalf of the Trustee. The provisions of this Note are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

[5]	Insert for Global Notes only.
[6]	Insert for Global Notes only.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in accordance with the Indenture.

Date: [            ], [        ]

DXC TECHNOLOGY COMPANY

By:
	Name:	Kenneth P. Sharp
	Title:	Executive Vice President and Chief Financial Officer

By:
	Name:	Ceyhun Cetin
	Title:	Vice President and Treasurer

CERTIFICATE OF AUTHENTICATION

This is one of the 2.375% Senior Notes due 2028 issued by DXC Technology Company of the series designated therein referred to in the within-mentioned Indenture.

Date: [            ], [        ]

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:
Name: Elizabeth A. Boyd
Title: Vice President

DXC Technology Company

2.375% Senior Notes due 2028

This note is one of a duly authorized series of debt securities of DXC Technology Company (f.k.a. Everett SpinCo, Inc.), a Nevada corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an indenture for the Company’s debentures, notes or other debt instruments evidencing its Indebtedness, dated as of March 27, 2017 (the “Base Indenture”), duly executed and delivered by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Ninth Supplemental Indenture, dated as of September 9, 2021 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This note is one of the series designated on the face hereof (individually, a “Note,” and collectively, the “Notes”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the Holders of the Notes (the “Holders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Supplemental Indenture, as applicable.

1.    Interest. The rate at which the Notes shall bear interest shall be 2.375% per year. [The date from which interest shall accrue on the Notes shall be September 9, 2021 or the most recent Interest Payment Date to which interest has been paid or provided for.]7 [Interest on this Note will accrue (or will be deemed to have accrued) from the most recent date to which interest on this Note or any of its predecessor Notes has been paid or duly provided for or, if no such interest has been paid, from             ,         .]8 The Interest Payment Dates for the Notes shall be March 15 and September 15 of each year, beginning March 15, 2022. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the 15th calendar day prior to each Interest Payment Date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

2.    Method of Payment. The Company will pay interest on the Notes (except defaulted interest), if any, to the persons in whose name such Notes are registered at the close of business on the regular record date referred to on the facing page of this Note for such interest installment. In the event that the Notes or a portion thereof are called for redemption and the Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Notes will be paid upon presentation and surrender of such Notes as provided in the Indenture. The principal of and the interest on the Notes shall be payable in Dollars at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3.    Paying Agent and Registrar. Initially, the Trustee will act as paying agent and Registrar. The Company may change or appoint any paying agent or Registrar without notice to any Holder.

[7]	Include for Initial Notes only.
[8]	Include for Additional Notes only.

4.    Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“Trust Indenture Act”) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The Notes are senior unsecured obligations of the Company and constitute the series designated on the face hereof as the “2.375% Senior Notes due 2028”, initially limited to $650,000,000 in aggregate principal amount. The Company will furnish to any Holders upon written request and without charge a copy of the Base Indenture and the Supplemental Indenture. Requests may be made to: DXC Technology Company, 1775 Tysons Boulevard, Tysons, Virginia 22102, Attention: General Counsel.

5.    Redemption. The Notes shall be redeemable, in whole or in part, at the Company’s option, at any time and from time to time, as provided in Section 1.05 of the Supplemental Indenture. Unless the Company defaults in payment of the Redemption Price, on and after any Redemption Date for the Notes, interest shall cease to accrue on the Notes or portions thereof called for redemption.

6.    Mandatory Redemption or Sinking Fund. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.    Change of Control Triggering Event. If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company has redeemed such Notes as described in Section 1.05 of the Supplemental Indenture, the Company will make an offer to each Holder of such Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price, payable in cash, equal to 101.0% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, on the Notes repurchased to, but excluding, the date of repurchase. Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be sent to Holders of the Notes, with a copy to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 10 days and no later than 90 days from the date such notice is mailed, in accordance with Section 1.07(d) of the Supplemental Indenture.

8.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in Section 1.04 and Section 1.09 of the Supplemental Indenture and Section 2.08 and Section 2.09 of the Base Indenture. The Notes may be presented for exchange or for registration of transfer at the office of the Company or its agency designated by the Company for such purpose.

9.    Persons Deemed Owners. The person in whose name this Note is registered may be treated as its owner for all purposes.

10.    Repayment to the Company. The Trustee and the paying agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.    Amendments, Supplements and Waivers. Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture and the Notes with the written consent (including consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the then outstanding Notes, and compliance with any provision of the Indenture and the Notes may be waived with the written consent (including consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the then outstanding Notes. The Company and the Trustee may amend or supplement the Indenture and the Notes without notice to or consent of any Holder as provided in the Indenture, including, without limitation, to maintain the qualification of the Indenture under the Trust Indenture Act or to cure any ambiguity, defect or inconsistency or make any change that would not adversely affect the legal rights under the Indenture of any Holder in any material respect.

12.    Defaults and Remedies. If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default in Section 1.08(a)(v) or Section 1.08(a)(vi) of the Supplemental Indenture), then in every such case the Trustee or the Holders of not less than 25.0% in principal amount of the Outstanding Notes may declare the principal amount of and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon such declaration such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 1.08(a)(v) or Section 1.08(a)(vi) of the Supplemental Indenture shall occur, the principal of and accrued and unpaid interest, if any, on all Outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Outstanding Notes. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders unless such Holders shall have offered the Trustee security or indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes.

13.    Trustee May Hold Securities. The Trustee, subject to certain limitations imposed by the Trust Indenture Act, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent or Registrar.

14.    No Recourse Against Others. A director, officer, employee or stockholder (past or present), as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15.    Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

16.    Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication attached to the other side of this Note.

17.    Trust Indenture Act Controls. This Indenture incorporates and is governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act, the imposed duties shall control.

18.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.    Governing Law. THE INDENTURE AND THIS NOTE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your
Signature:
(Sign exactly as your name appears on the face of this Note)

Signature
Guarantee:	(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee))

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1.07(d) of the Supplemental Indenture, check the box:

☐	1.07(d) Change of Control Triggering Event

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1.07(d) of the Supplemental Indenture, state the amount: $[        ].

Date:

Your
Signature:
(Sign exactly as your name appears on the other side of this
Note)

Tax I.D. Number

Signature
Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee))

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Security, or exchanges of a part of another Global Note or Definitive Security for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or custodian